UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Waddell & Reed Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	51-0261715
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6300 Lamar Avenue Overland Park, Kansas	66202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  None.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Waddell & Reed Financial, Inc. (the “Company”) hereby amends its registration statement on Form 8-A, which the Company filed with the Securities and Exchange Commission on April 10, 2009, as follows:

Item 1.                                 Description of Registrant’s Securities to be Registered.

On July 22, 2016, the Company entered into an amendment (the “Amendment”) to the Rights Agreement, dated as of April 8, 2009, between the Company and Computershare Trust Company, N.A. (the “Rights Agreement”). The purpose of the Amendment was to permit the Company generally to waive provisions of the Rights Agreement at any time, in its sole and absolute discretion, so long as the rights outstanding under the Rights Agreement are redeemable at the time of such waiver.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the Amendment, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and each of which is incorporated herein by reference.

Item 2.                                 Exhibits.

4.1

Rights Agreement, dated as of April  8, 2009, between Waddell & Reed Financial, Inc. and Computershare Trust Company, N.A., including all exhibits thereto (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K, File No. 333-43687, filed with the Securities and Exchange Commission on April 10, 2009).

4.2

First Amendment to Rights Agreement, dated as of July 22, 2016, between Waddell & Reed Financial, Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, File No. 001-13913, filed with the Securities and Exchange Commission on July 26, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Waddell & Reed Financial, Inc.

	By:	/s/ Brent K. Bloss
		Name:	Brent K. Bloss
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: July 26, 2016

EXHIBIT INDEX

4.1

Rights Agreement, dated as of April  8, 2009, between Waddell & Reed Financial, Inc. and Computershare Trust Company, N.A., including all exhibits thereto (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K, File No. 333-43687, filed with the Securities and Exchange Commission on April 10, 2009).

4.2

First Amendment to Rights Agreement, dated as of July 22, 2016, between Waddell & Reed Financial, Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, File No. 001-13913, filed with the Securities and Exchange Commission on July 26, 2016).